UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2011

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In connection with the previously announced offering by Taylor Capital Group, Inc. (the “Company”) to the holders of its common stock and certain other securities of nontransferable subscription rights to purchase up to $35.0 million of the Company’s common stock, the Company is filing the items included as exhibits (other than Exhibit 99.1) to this current report on Form 8-K for the purpose of incorporating such items as exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-171634).

In addition, on November 23, 2011, the Company issued a press release announcing the filing of a Prospectus Supplement to the Registration Statement on Form S-3 (File No. 333-171634) and the commencement of the rights offering. A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

4.1	Form of Subscription Rights Certificate.

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding the validity of the subscription rights and the common stock being offered.

23.1	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included as part of Exhibit 5.1).

99.1	Press Release, dated November 23, 2011, issued by the Company.

99.2	Form of Instructions as to Use of Taylor Capital Group, Inc. Subscription Rights Certificate.

99.3	Form of Letter to Securityholders.

99.4	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Form of Letter to Clients.

99.6	Form of Nominee Holder Certification.

99.7	Form of Beneficial Owner Election Form.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2011

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Randall T. Conte
Randall T. Conte
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Subscription Rights Certificate.

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding the validity of the subscription rights and the common stock being offered.

23.1	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included as part of Exhibit 5.1).

99.1	Press Release, dated November 23, 2011, issued by the Company.

99.2	Form of Instructions as to Use of Taylor Capital Group, Inc. Subscription Rights Certificate.

99.3	Form of Letter to Securityholders.

99.4	Form of Letter to Security Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Form of Letter to Clients.

99.6	Form of Nominee Holder Certification.

99.7	Form of Beneficial Owner Election Form.